Exhibit 99.1

Ominto, Inc. Announces Non-Compliance with Nasdaq Stock Market Listing Requirements

BOCA RATON, FL, August 24, 2017 -- Ominto, Inc. (Nasdaq: OMNT), a global leader in online Cash Back shopping, today announced that on August 22, 2017, Ominto, Inc. (the “Company”) received a letter from the Nasdaq Stock Market, indicating that the Company is not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria outlined in Listing Rule 5250(c)(1). Such non-compliance is a result of the Company having not timely filed with the U.S. Securities and Exchange Commission, its quarterly report on Form 10-Q for the quarter ended June 30, 2017 (the “Form 10-Q”). The letter states that the Company must submit a plan no later than October 23, 2017, setting forth the actions it will take to regain compliance with the Listing Rules for continued listing. If Nasdaq accepts such plan, the Company may be granted an exception of up to 180 calendar days from the date the Form 10-Q was due, or until February 12, 2018, to regain compliance. The Company intends to submit a plan to Nasdaq as soon as practicable, but in no event later than October 23, 2017. The letter from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

About Ominto, Inc.

Ominto, Inc. is a global e-commerce leader and pioneer of online Cash Back shopping, delivering value-based shopping and travel deals through its primary shopping platform and affiliated Partner Program websites. At DubLi.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com platform features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto’s Partner Programs offer a white label version of the Ominto.com shopping and travel platform to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commission for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://inc.ominto.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These include statements about Ominto’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” “projects,” “could,” “would,” and similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements reflect Ominto’s current view about future events and are subject to risks, uncertainties and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: risks related to our ability to continue as a going concern being in doubt; Ominto’s inability to generate enough customers or enough purchasing activity for our shopping websites; Ominto’s inability to establish and maintain a large growing base of Business Associates; Ominto’s failure to adapt to technological change; increased competition; increased operating costs; changes in legislation applicable to Ominto’s business; Ominto’s failure to improve our internal controls; and Ominto’s inability to generate sufficient cash flows from operations or to secure capital to enable us to maintain our current operations or support our intended growth; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

For More Information, Please Contact:

Josh Hochberg

jhochberg@sloanepr.com